UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2010

Date of Report (Date of earliest event reported)

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction)

0-32593

(Commission File Number)

73-1599600

(IRS Employer Identification No.)

800 N. Church Street, Suite C, Palestine, Texas, 75801

(Address of principal executive offices)

(903) 723-0395

Registrant’s telephone number, including area code

__________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

ITEM 4.02

Non-Reliance On Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)  On November 10, 2010, the Board of Directors, based upon a recommendation from management, determined that the Company’s financial statements for the quarterly periods ended March 31, 2010 and June 30, 2010 should no longer be relied upon and should be restated.  This determination was made based on management’s conclusion that interest expense on the Senior Notes for the above periods were understated as a result of non-accrual of the additional 5.85% default interest amounting to $786,482 and  $1,572,964 for the three months ended March 31, 2010 and for the six months ended June 30, 2010, respectively.

We intend to file amendments to our quarterly reports on Form 10-Q for the three month periods ended March 31, 2010 and June 30, 2010 previously filed with the Securities and Exchange Commission. In the amendment to our quarterly report on Form 10-Q for the three month period ended March 31, 2010, we expect to increase interest expense and our net loss by $786,482. In the amendment to our quarterly report on Form 10-Q for the three and six months ended June 30, 2010, we expect to increase interest expense and our net loss by $786,482 and $1,572,964, respectively. Both amended quarterly reports will also include similar increases in accrued interest payable, and accumulated deficit to account for the increased net loss. Following is a summary of the amounts previously reported and as restated for the above periods:

Consolidated Balance Sheet as of June 30, 2010

	As previously reported	Adjustment	As restated

Accrued interest payable	$ 14,370,715	$ 1,572,964	$ 15,943,679
Total current liabilities	69,543,802	1,572,964	71,116,766
Accumulated deficit	(103,536,078)	(1,572,964)	(105,109,042)
Total Stockholders' Deficit	(49,646,082)	(1,572,964)	(51,219,046)

Consolidated Statements of Operations for the Six Months Ended June 30, 2010

	As previously reported	Adjustment	As restated

Interest and finance costs	$ (2,212,501)	$ (1,572,964)	$ (3,785,465)
Total other expense	(1,355,237)	(1,572,964)	(2,928,201)
Loss from continuing operations	(1,602,190)	(1,572,964)	(3,175,154)
Net loss	(1,602,190)	(1,572,964)	(3,175,154)
Net loss per share – Basic and diluted
Continuing operations	(0.01)	(0.01)	(0.02)

Consolidated Statements of Operations for the Three Months Ended June 30, 2010

	As previously reported	Adjustment	As restated

Interest and finance costs	$ (1,105,228)	$ (786,482)	$ (1,891,710)
Total other expense	(1,111,851)	(786,482)	(1,898,333)
Loss from continuing operations	(1,230,112)	(786,482)	(2,016,594)
Net loss	(1,230,112)	(786,482)	(2,016,594)
Net loss per share – Basic and diluted
Continuing operations	(0.01)	-	(0.01)

Consolidated Balance Sheet as of March 31, 2010

	As reported	Adjustment	As restated

Accrued interest payable	$ 13,265,487	$ 786,482	$ 14,051,969
Total current liabilities	68,589,288	786,482	69,375,770
Total Liabilities	68,676,734	786,482	69,463,216
Accumulated deficit	(102,305,966)	(786,482)	(103,092,448)
Total Stockholders' Deficit	(48,550,566)	(786,482)	(49,337,048)

Consolidated Statements of Operations for the Three Months Ended March 31, 2010

	As reported	Adjustment	As restated

Interest and finance costs	$ (1,107,273)	$ (786,482)	$ (1,893,755)
Total other expense	(243,386)	(786,482)	(1,029,868)
Loss from continuing operations	(372,078)	(786,482)	(1,158,560)
Net loss	(372,078)	(786,482)	(1,158,560)
Net loss per share – Basic and diluted
Continuing operations	(0.00)	(0.01)	(0.01)

The foregoing description of the new financial statements is not a complete summary. The new financial statements, which should be relied upon, will be contained in amendments to the March 31, 2010 and June 30, 2010 reports to effect the aforementioned restatements. You are urged to read the complete documents on the website of the Securities and Exchange Commission at www.sec.gov when such amended reports are filed.

Management has apprised the Company's Board of Directors and has discussed the matters in this Report with its independent registered accounting firm.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2010

WENTWORTH ENERGY, INC.

/s/ DAVID STEWARD

David Steward, Chief Executive Officer

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